UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices)

(619) 631 8261

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVYL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on discussions between the audit committee (the “Audit Committee”) of the board of directors of RYVYL Inc. (the “Company”) and the Company’s new independent registered public accounting firm, Simon & Edward, LLP (“Simon & Edward”), the Company concluded on January 13, 2023 that the Company’s previously issued financial statements as of December 31, 2021, for the year ended December 31, 2021, as of and for the interim periods within the year ended December 31, 2021 and as of and for the interim periods ended September 30, June 30 and March 31, 2022 (collectively the “Previously Issued Financial Statements”), and the related audit report of the Company’s previous independent registered public accounting firm, BF Borgers CPA, PC, can no longer be relied upon. It is expected that the restatement of the financial statements for the annual and interim periods referred to above will result in decreases to total revenue, increased net losses, decreases to total assets, and decreased total stockholders’ equity.

The Audit Committee of the Company and its management concluded that the Company’s Previously Issued Financial Statements should be restated to correct the aforementioned financial statements and that, accordingly, such Previously Issued Financial Statements should no longer be relied upon to that extent. Related press releases, investor presentations or other communications describing the Company’s financial statements for these periods should no longer be relied upon to that extent.

The Company anticipates filing the restatements of the Previously Issued Financial Statements as soon as practicable. The Company plans on filing the restated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2022 and in any other filings that may be necessary or appropriate.

In connection with such restatements, the Company has reassessed its conclusions regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021 and has determined that one or more material weaknesses exist in the Company’s internal control including a material weakness related to accounting for certain complex business transactions. The Company expects to report one or more material weaknesses as of December 31, 2021, as well as its related remediation efforts including having engaged, as of August 2022, third party technical accounting experts to support proper accounting for complex accounting transactions. As a result of the material weakness, the Company’s management concluded its disclosure controls and procedures were not effective as of December 31, 2021, and September 30, June 30, and March 31, 2022.

The Company’s management and the Audit Committee have discussed the matters described herein with Simon & Edward.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL INC.

Dated: January 20, 2023	By:	/s/ J Drew Byelick
J Drew Byelick Chief Financial Officer